Exhibit 99.1

 March 1, 2023 Jackson Financial Inc. Fourth Quarter and Full Year 2022 Financial Results

Forward-Looking Statements and Non-GAAP Measures

The information in this document contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this document not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other reports filed with the U.S. Securities and Exchange Commission. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this document consists of non-GAAP (Generally Accepted Accounting Principles) financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this document. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found in the “Non-GAAP Financial Measures” in the Appendix of this document.

Certain financial data included in this document consists of statutory accounting principles (“statutory”) financial measures, including “total adjusted capital.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and available in the investor relations section of the Company’s website at https://investors.jackson.com/financials/statutory-filings.

2

Full Year 2022 Highlights Resilient Earnings Results • Net Income attributable to JFI of $5.7 billion • Adjusted Operating Earnings 1 of $1.4 billion • Pretax Adjusted Operating Earnings, excluding notable items 2 , of $1.8 billion Strong Capital Position • Operating company Risk Based Capital (RBC) ratio of 544% Capital Return • Returned $482 million of capital to shareholders in 2022, including $283 million share repurchases and $199 million of dividends. Disciplined Sales • Total retail annuity sales of $15.7 billion • Registered Index - Linked Annuity (RILA) sales of $1.8 billion • Institutional sales of $2.4 billion 1) See the Appendix for the non - GAAP financial measures, definitions and reconciliations to most comparable GAAP measure. 2) Se e slide #8 for details of FY22 notable items. 3

Met or Exceeded All 2022 Key Financial Targets 1) Adjusted RBC ratio reflects the capital and capital requirements of Jackson National Life Insurance Company and its subsid iar ies, adjusted to include cash and highly liquid securities at Jackson Financial Inc. in excess of our target minimum. 2) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measures. 500 - 525% adjusted Risk Based Capital (RBC) ratio 1 under normal market conditions $250 million minimum cash and highly liquid securities at the holding company 20 - 25% total financial leverage 2 Adjusted RBC 1 of 577% at year end, above the targeted range for normal market conditions. Jackson National Life Insurance Company RBC of 544% at year end. Holding company cash and highly liquid securities of approximately $675 million at the end of the year Total financial leverage of 18.3% at the end of the year $425 - $525 million capital return to shareholders Returned $482 million of capital to shareholders in 2022 4

Financial Summary

Adjusted Operating Earnings[1]



($ millions)
707
354
225
373
491
4Q21
1Q22
2Q22
3Q22
4Q22

Adjusted Book Value[1]



($ millions)
8,937
9,827
11,608
12,376
11,798
4Q21
1Q22
2Q22
3Q22
4Q22

Key Takeaways

Adjusted Operating Earnings

- Adjusted Operating Earnings for 4Q22 of $491 million was down from 4Q21, primarily the result of lower fee income due to lower average separate account balances, and lower net investment income. These were partially offset by lower deferred acquisition costs (DAC) amortization, lower general and administrative expense, and lower agent asset-based trail commission expense in the current quarter.
- Adjusted Operating EPS (diluted) for 4Q22 of $5.66
- Conservative definition of Adjusted Operating Earnings[2]

Shareholders' Equity

- Shareholders' Equity at YE22 of $8.4 billion, down from $10.4 billion at YE21 primarily due to increased unrealized investment losses, partially offset by positive net income
- Adjusted Book Value at YE22 of $11.8 billion, up from $8.9 billion at YE21 primarily the result of full-year non-operating net hedging gains, as well as adjusted operating earnings

1) See the Appendix for the non-GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measure. 2) Fees attributable to guaranteed benefits, the associated movements in optional guarantee benefit liabilities and related claims and benefit payments are excluded from Adjusted Operating Earnings.

5

LDTI GAAP Accounting Impact No impact to cash flow or statutory capital Recast financial supplement expected to be posted on website on or about March 22 nd 6 Adjusted Operating Earnings Adjusted Book Value Net Income Shareholders’ Equity • Compared to current approach, net hedge results are expected to be less sensitive to equity market movements but more sensitive to interest rate movements after LDTI implementation • Modest estimated increase to go - forward core DAC amortization • No reduction in AOE from attributed fee treatment • Acceleration or deceleration of DAC amortization driven by equity market movements not applicable • Current adjusted book value definition excludes AOCI attributable to Jackson • Reduction in retained earnings means this financial metric will decline at implementation • Leverage expected to remain at a healthy level after implementation • As of 12/31/2022 the expected impact to total shareholders’ equity is positive • Estimated reduction in retained earnings more than offset by an increase in accumulated other comprehensive income (AOCI), primarily reflecting reclass of non - performance risk to AOCI

Notable Items – 4Q22

($ millions, except per share amounts)	4Q21 Pretax	4Q21 After-tax[1]	4Q21 EPS - Diluted	4Q22 Pretax	4Q22 After-tax[1]	4Q22 EPS - Diluted
Income Attributable to Jackson Financial Inc.[2]	672	585	6.19	(945)	(710)	(8.48)
Non-Operating Loss / (Income)	145	122		1,512	1,201	
Adjusted Operating Earnings[3]	817	707	7.48	567	491	5.66
Notable Items Included in Adjusted Operating Earnings						
Deceleration/(Acceleration) of Deferred Acquisition Cost Amortization	66	57	0.60	175	152	1.75
Out performance/(Under performance) from Limited Partnership Income[4,5]	106	92	0.97	(62)	(54)	(0.62)
Recovery of Claims on Previously Reinsured Policies	80	69	0.73	-	-	-
Assumption Unlocking	38	33	0.35	53	46	0.53
Total Notable Items	290	251	2.66	166	144	1.66

- Positive separate account returns resulted in deceleration of DAC amortization in 4Q22 and 4Q21
- Limited partnership annualized return was negative 1% during 4Q22 versus positive 42% during 4Q21[4,5]
- **Excluding the notable items impact shown above, adjusted pretax operating earnings decreased from $527 million for 4Q21 to $401 million for 4Q22**

	4Q21 EPS - Diluted	4Q22 EPS - Diluted
Impact from Effective Tax Rate versus a 15% Tax Rate Guidance	0.09	0.08

- **After adjusting for the impact of the effective tax rate, the diluted EPS excluding notable items decreased from $4.73 per share for 4Q21 to $3.92 per share for 4Q22**

1) After-tax results for Notable Items were calculated using the corresponding quarter's effective tax rate for adjusted operating earnings (4Q21 of 13.5%; 4Q22 of 13.4%). 2) Since income attributable to Jackson Financial Inc. is negative for the three months ended December 31, 2022, all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of EPS. 3) See the Appendix for the non-GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measure. 4) Limited Partnership income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. 5) Income from limited partnerships are reported on a one-quarter lag.

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Notable Items – FY22

($ millions, except per share amounts)	FY21 Pretax	FY21 After-tax[1]	FY21 EPS - Diluted	FY22 Pretax	FY22 After-tax[1]	FY22 EPS - Diluted
Income Attributable to Jackson Financial Inc.	3,785	3,183	33.69	7,068	5,697	64.23
Non-Operating (Income)/Loss	(1,004)	(785)		(5,436)	(4,254)	
Adjusted Operating Earnings[2]	2,781	2,398	25.38	1,632	1,443	16.27
Notable Items Included in Adjusted Operating Earnings						
Deceleration/(Acceleration) of Deferred Acquisition Cost Amortization	105	91	0.96	(155)	(137)	(1.55)
Out performance/(Under performance) from Limited Partnership Income[3,4]	408	352	3.72	(92)	(81)	(0.92)
Recovery of Claims on Previously Reinsured Policies	24	21	0.22	-	-	-
Assumption Unlocking	38	33	0.35	53	47	0.53
Total Notable Items	575	497	5.25	(194)	(171)	(1.94)

- Negative separate account returns resulted in acceleration of DAC amortization in 2022, while positive separate account returns in 2021 resulted in deceleration
- Limited partnership annualized return was positive 6% during 2022 versus positive 40% during 2021[3,4]
- **Excluding the notable items impact shown above, adjusted pretax operating earnings decreased from $2,206 million for 2021 to $1,826 million for 2022**

	FY21 EPS - Diluted	FY22 EPS - Diluted
Impact from Effective Tax Rate versus a 15% Tax Rate Guidance	0.29	0.71

- **After adjusting for the impact of the effective tax rate, the diluted EPS excluding notable items decreased from $19.84 per share for 2021 to $17.50 per share for 2022**

1) After-tax results for Notable Items were calculated using the corresponding year's effective tax rate for adjusted operating earnings (FY21 of 13.8%; FY22 of 11.6%). 2) See the Appendix for the non-GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measure. 3) Limited Partnership income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. 4) Income from limited partnerships are reported on a one-quarter lag.

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Non-Operating Items

4Q22 Pretax Adjusted Operating Earnings Reconciliation



($ millions)
Net Hedge Loss[1]: ($1,174) million
567
777
(3,862)
1,110
434
367
(702)
317
47
(945)
Pretax adjusted operating earnings (Non-GAAP)[2]
Fees attributable to guarantee benefit reserves
Net movement in freestanding derivatives
Net reserve and embedded derivative movements[3]
DAC and DSI impact related to the net hedge gain
Assumption changes
Net realized investment losses[4]
Net investment income on funds withheld assets
Other
Pretax loss attributable to Jackson Financial (GAAP)

Highlights

- FY22 net hedge gain[1] of $2,377 million
- Accounting mismatch on equity market impact as equity derivatives are marked-to-market while non-economic reserves are only partially fair valued
- Mismatch from interest rate movements:
  - SOP-03-1 not sensitive to interest rates
  - FAS 157 assumes that the separate account earned rates are tied to the risk-free curve which introduces non-economic interest rate sensitivity that we do not hedge
- We do not explicitly hedge changes in implied volatility, but rather focus on realized volatility under market shocks

1) Represents non-operating Total Guaranteed Benefits and Hedging Results. 2) See the Appendix for the Non-GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measure. 3) Net reserve and embedded derivative movements includes guaranteed benefit claims. 4) Includes net loss on funds withheld reinsurance treaties of $474 million.

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Segment Results – Retail Annuities[1]

Retail Sales

($ billions)


5.0
4.8
4.1
3.6
3.2
37%
33%
38%
41%
43%
% w/o lifetime guarantees
4Q21
1Q22
2Q22
3Q22
4Q22
VA w/ Lifetime Guarantees
VA w/o Lifetime Guarantees
RILA
FA / FIA

Non-VA Net Flows


108
17
198
10
489
10
561
96
555
98
4Q21
1Q22
2Q22
3Q22
4Q22
RILA
FA / FIA

Recent Trends

- Variable annuity (VA) sales down 47% in 4Q22 compared to 4Q21, primarily due to the decline in equity markets and shifting consumer preferences in a rising interest rate environment
- Registered Index-Linked Annuity (RILA) sales of $560 million in 4Q22, flat compared to 3Q22 and up over 400% when compared to 4Q21. RILA FY22 sales of $1.8 billion.
- Annuity sales without lifetime benefit guarantees represented 43% of 4Q22 total annuity sales, up from 37% in 4Q21
- Total fee-based advisory sales of $168 million for 4Q22
- Fixed (FA) and fixed index (FIA) annuity sales remain at historically low levels, but higher rates in 2022 have enabled more frequent pricing actions
  - FA/FIA sales of $134 million in 4Q22, up 20% compared to 3Q22
  - Positive FA/FIA net flows of $214 million during 2022 as sales increase year over year
- Total Retail Annuity net flows of negative $790 million in 4Q22
  - Variable annuity net flows of negative $1.4 billion
  - Positive non-variable annuity (FA/FIA/RILA) net flows of $653 million

1) Excludes the FA/FIA business ceded to Athene

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110 1,875 4Q21 4Q22 258 206 4Q21 4Q22 750 638 4Q21 4Q22 Segment Results – Retail Annuities • Pretax adjusted operating earnings decreased year over year due to reduced fee income resulting from lower average variable a nnu ity account values, lower limited partnership income, and a 4Q21 benefit from a recovery of claims on previously reinsured policies, which were partial ly offset by lower DAC amortization and lower operating expenses • Separate account balances down year over year, primarily reflecting negative equity market returns over the past year • RILA 4Q22 account value increased 52% when compared to 3Q22, with strong fourth quarter sales of $560 million • Fixed annuity and fixed - index annuity account value at YE22, excluding the business ceded to Athene, up 18% compared to YE21 Pretax Adjusted Operating Earnings 1 Variable Annuity Account Value RILA Account Value ($ millions) ($ billions) 5.9% 7.5% Gross Return 2 Separate Account General Account ($ millions) 1) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measure. 2) Quarterly variable annuity gross separate account return. 11

36% 38% 20% 6% Segment Results – Institutional & Closed Blocks • Pretax adjusted operating earnings 1 of $17 million in 4Q22 down from $27 million in the year - ago quarter • Institutional sales of $908 million during 4Q22 and $2.4 billion during 2022 • Pretax adjusted operating loss 1 of $32 million in 4Q22 Institutional Account Value Closed Block Reserves ($ billions) Institutional Highlights Closed Block Highlights $23.4 billion of total reserves Traditional Life Interest Sensitive Life Other Annuity Group Payout Annuity ($ billions) 1) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measure 8.8 9.0 (2.4) (0.1) 2.4 0.2 4Q21 Sales Surrenders, Withdrawals, and Benefits Interest Credited Policy Charges and Other 4Q22 12

Strong Year - End 2022 Capital Position Returned $86 million to shareholders in 4Q22 through $38 million of share repurchases and $48 million in dividends • Board authorized a $450 million increase to share repurchase authorization, adding to the $106 million remaining on the then cur rent authorization as of the end of the fourth quarter • Increasing 1Q23 dividend by nearly 13% to $0.62 per share Statutory Total Adjusted Capital (TAC) of $7.0 billion, down from $9.5 billion at 3Q22 • TAC decreased due primarily to strong equity markets during the quarter, which led to hedging losses and additional deferred tax assets (DTA) admissibility limit impacts that were not fully offset by reserve releases Operating company RBC ratio of 544%, up from 3Q22 • The higher equity markets during the quarter led to a decline in company action level required capital (CAL) which improved t he RBC ratio despite the decline in TAC during the quarter • Adjusted RBC ratio 1 of 577%, which includes the excess liquidity at the holding company, was also up from 3Q22 due to the improved operating company RBC ratio Total financial leverage 2 was 18.3% at year - end 1) Adjusted RBC ratio reflects the capital and capital requirements of Jackson National Life Insurance Company and its subsidiar ies , adjusted to include cash and highly liquid securities at Jackson Financial Inc. in excess of our target minimum. 2) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measure. 13

Cumulative Capital Return to Shareholders


November 9, 2022
JFI announces fourth quarter 2022 dividend – 4Q22 $0.55 per share
August 9, 2022
JFI announces third quarter 2022 dividend – 3Q22 $0.55 per share
$743m
May 10, 2022
JFI announces second quarter 2022 dividend – 2Q22 $0.55 per share
March 14, 2022
JFI completes $28m share repurchase from Athene.
March 2, 2022
JFI updates capital return target to $425-$525m for calendar year 2022
JFI announces increased share repurchase authorization by $300m and increased per share dividend 10% to $0.55 for 1Q22
December 13, 2021
JFI announces $125m share repurchase from Prudential plc. and Athene
November 9, 2021
JFI announces 4Q21 $0.50 per share dividend and $300m share repurchase authorization
August 6, 2021
JFI establishes capital return target prior to its spin off – $325-$425m in the first 12 months as a public company
In March 2022, JFI exceeds capital return target of $325m established prior to spin off within 6 months
$millions
Share Repurchase Authorization
November 2021 authorization 300
March 2022 authorization increase 300
Shares repurchased through 12/31 (494)
Remaining Authorization at 12/31 106
2022 Capital Return vs. Target
Capital return target 425 - 525
2022 share repurchases/dividends 482
Oct 2021
Nov 2021
Dec 2021
Jan 2022
Feb 2022
Mar 2022
Apr 2022
May 2022
Jun 2022
Jul 2022
Aug 2022
Sep 2022
Oct 2022
Nov 2022
Dec 2022

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15 ― Resilient FY22 results amid volatile financial market conditions ― Met or exceeded all 2022 key financial targets ― Maintained strong balance sheet and robust levels of liquidity ― Well - positioned for continued long - term value creation for shareholders Summary 15

2023 Key Financial Targets

Operating Company RBC Ratio Target 17 1) Adjusted RBC ratio reflects the capital and capital requirements of Jackson National Life Insurance Company and its subsid iar ies, adjusted to include cash and highly liquid securities at Jackson Financial Inc. in excess of our target minimum. Adjusted RBC ratio 1 was helpful during separation and recapitalization process ‒ Capitalization movements unique to separation no longer relevant ‒ Enhanced transparency as there are now distinct targets for operating company RBC and holding company cash ‒ Operating company level will improve comparability with the industry Operating company range provides clarity on capital guidelines ‒ 425% represents minimum operating company RBC target in normal operating conditions ‒ Capital above 425% RBC is considered operating company excess ‒ Capital above 500% RBC is preferably held at holding company for maximum flexibility Operating company target in line with rating agency expectations and current business mix ‒ Reflects a healthy level of capital, even at the low end of the range ‒ Compares favorably to other variable annuity writers 425 - 500% Risk Based Capital (RBC) ratio under normal market conditions RBC target at the operating company (Jackson National Life Insurance Company)

Robust Holding Company Liquidity Provides Flexibility 18 Minimum buffer targets 2 years of holding company fixed expenses ‒ At current run - rate this equates to approximately $250 million for the minimum buffer ‒ This buffer along with other cash sources provides a strong liquidity backdrop for Jackson Financial Inc. Expect to operate above this minimum level in 2023 to provide maximum financial flexibility reflecting: ‒ Current macro environment ‒ Upcoming $600 million debt maturity in November 2023 Healthy level of excess liquidity provides capital flexibility ‒ Supports a balanced approach to capital management including sustainable capital return ‒ We expect to update the dollar amount of the minimum buffer periodically Approximately 2 years of holding company fixed expenses Holding company expenses including interest expense

Healthy Year - end Capital Position Supports Strong Cash Return in 2023 19 Very strong excess capital position at year - end 2022 ‒ Capital in excess of 425% at the operating company was over $1.5 billion ‒ Approximately $675 million of cash at holding company, which is $425 million above $250 million minimum buffer ‒ Total year - end excess capital position of nearly $2 billion Moving operating company excess capital above 500% RBC to holding company ‒ Expect to remit $600 million of cash from Jackson National LIC in first quarter 2023 ‒ Pro forma year - end 2022 cash at holding company adjusted for this payment was nearly $1.3 billion – more than $1.0 billion above minimum buffer ‒ Pro forma year - end 2022 operating company RBC ratio adjusted for the expected remittance was nearly 500% Continue to take a balanced approach to returning capital to shareholders ‒ Increased quarterly dividend to $0.62 per share - moves quarterly pace back to $50 million given reduced share count ‒ $106 million remaining on share repurchase authorization as of the end of 2022 ‒ After year - end announced a $450 million addition to this existing share repurchase authorization $450 - 550 million of capital return to shareholders Expected level of capital return in 2023, subject to market conditions

Conservatively Manage Leverage 20 1) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measures. Healthy balance sheet position both before and after LDTI ‒ Total financial leverage ratio of 18.3% at year - end 2022 ‒ Leverage ratio expected to remain in a healthy range after LDTI implementation ‒ Large holding company cash buffer following $600 million operating company remittance ‒ Substantial flexibility regarding $600 million November 2023 senior debt maturity Conservatively managing leverage going forward consistent with rating agency expectations ‒ No longer require an explicit leverage target range ‒ 20 - 25% target was part of the process to become a standalone company with an appropriate capital stack ‒ We are comfortable with our current dollar level of debt with no near - term need to expand these levels ‒ After November 2023 there are no additional maturities until 2027

2023 Key Financial Target Summary 21 425% - 500% Risk Based Capital (RBC) ratio under normal market conditions Approximately 2 years of holding company fixed expenses RBC target at the operating company (Jackson National Life Insurance Company) Holding company expenses including interest expense $450 - 550 million of capital return to shareholders Expected level of capital return in 2023, subject to market conditions

Appendix

GAAP – Investment Portfolio December 31, 2022 • Market/book ratio of the fixed maturity portfolio is 0.90 • Exposure to below investment grade securities 2 is only 6% which is almost entirely corporate bonds and loans • Exposure to U.S. Treasuries is 12% • 99% of securitized assets are investment grade • 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1 - 2 rated • Conservative underwriting is a consistent theme throughout Investment Portfolio Classification 1 Key Highlights 1) Excludes Funds Withheld. (2) Includes investments in Collateralized Loan Obligations, which are consolidated for U.S. GAA P r eporting purposes, but are not aligned with our economic interest or exposure to those entities. $43b 23 U.S government securities 12% Other government securities 2% Corporate securities 51% Residential mortgage - backed <1% Commercial mortgage - backed 3% Other asset - backed securities 4% Equity securities <1% Mortgage loans 16% Policy loans 2% Derivatives 3% Limited Partnerships 6% Other invested assets <1%

U.S government securities 10% Other government securities 2% Corporate securities 52% Residential mortgage - backed <1% Commercial mortgage - backed 3% Other asset - backed securities 5% Equity securities 1% Mortgage loans 17% Policy loans 2% Derivatives 2% Limited Partnerships 4% Other invested assets <1% Statutory – Investment Portfolio December 31, 2022 1) Excludes Funds Withheld. Includes Brooke, Squire, Squire II, Jackson and Jackson New York. Investment Portfolio Classification 1 Key Highlights • Market/book ratio of the fixed maturity portfolio is 0.89 • Exposure to below investment grade securities is only 1% which is almost entirely corporate bonds and loans • Exposure to U.S. Treasuries is 10% of invested assets • 95% of securitized assets are rated NAIC 1 • 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1 - 2 rated • Conservative underwriting is a consistent theme throughout 24 $42b

Statutory – Fixed Maturity Rating Distribution December 31, 2022 Notes: Excludes Funds Withheld. Statutory statement value based on NAIC ratings. Includes Brooke, Squire, Squire II, Jackson , a nd Jackson New York. $31b 25 US Treasuries 14% NAIC 1A - 1D (AAA - AA - ) 16% NAIC 1E - 1G (A) 31% NAIC 2A - 2C (BBB) 37% NAIC 3A - 3C (BB) 1% NAIC 4A - 4C (B) <1% NAIC 5/6 <0.1%

Statutory – Corporate Portfolio December 31, 2022 1) Excludes Funds Withheld. Based on NAIC expanded ratings and Statement value. Includes Brooke, Squire, Squire II, Jackson, and Jackson New York. Corporate Portfolio Rating Distribution 1 Key Highlights • Market/book ratio of the corporate portfolio is 0.90 • High yield corporates account for 1% of invested assets and 2% of total corporate portfolio • Exposure to BBBs represents 27% of invested assets ‒ Highly diversified across 497 issuers with an average position size of $22m by statement value ‒ 80% of all BBBs are rated BBB or BBB+ ‒ 28% of BBBs are privates, which offer better covenant protection vs. publics $22b 26 AAA: <1% AA: 6% A: 40% BBB: 51% BB: 2% B: <1% CCC and below: <0.1%

CLOs 45% Structured Settlements 17% Whole Business Securitization 11% Tax Liens 7% Rooftop Solar 9% Timeshare 6% Single Family Rental 2% Servicer Advance 1% Other 1% Stranded Utility <1% Auto Subprime <1% Auto Prime <1% NAIC 1A - 1D 54% NAIC 1E - 1G 37% NAIC 2A - 2C 9% NAIC 3A - 3C <1% Statutory – ABS Portfolio December 31, 2022 1) Excludes Funds Withheld. 2) ABS exposure excludes subprime which is included with the RMBS exposure. 3) Statement value. Includes Brooke, Squire, Squire II, Jackson and Jackson New York. $2.0b ABS Sector Distribution 1, 2, 3 NAIC Rating Distribution 1, 3 $2.0b 27

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report, select non-GAAP financial measures. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provide a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies. These non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with U.S. GAAP.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Adjusted Operating Earnings equals our net income adjusted to eliminate the impact of the following items:

1) Guaranteed Benefits and Hedging Results: the fees attributed to guaranteed benefits, the associated movements in optional guaranteed benefit liabilities and related claims and benefit payments are excluded from Adjusted Operating Earnings, as we believe this approach appropriately removes the impact to both revenue and related expenses associated with the guaranteed benefit features that are offered for certain of our variable annuities and fixed index annuities and gives investors a better picture of what is driving our underlying performance. This adjustment includes the following components:

   <u>Fees Attributable to Guarantee Benefits</u>: fees earned in conjunction with guaranteed benefit features offered for certain of our variable annuities and fixed index annuities are set at a level intended to mitigate the cost of hedging and funding the liabilities associated with such guaranteed benefit features. The full amount of the fees attributable to guaranteed benefit features have been excluded from Adjusted Operating Earnings as the related net movements in freestanding derivatives and net reserve and embedded derivative movements, as described below, have been excluded from Adjusted Operating Earnings. This adjusted presentation of our earnings is intended to directly align revenue and related expenses associated with the guaranteed benefit features;

   <u>Net Movement in Freestanding Derivatives, except earned income (periodic settlements and changes in settlement accruals) on derivatives that are hedges of investments, but do not qualify for hedge accounting treatment</u>: changes in the fair value of our freestanding derivatives used to manage the risk associated with our life and annuity reserves, including those arising from the guaranteed benefit features offered for certain of our variable annuities and fixed index annuities. Net movements in freestanding derivatives have been excluded from Adjusted Operating Earnings as the market value of these derivatives may vary significantly from period to period as a result of near-term market conditions and therefore are not directly comparable or reflective of the underlying performance of our business;

   <u>Net Reserve and Embedded Derivative Movements</u>: changes in the valuation of certain life and annuity reserves, a portion of which are accounted for as embedded derivative instruments, and which are primarily composed of variable and fixed index annuity reserves, including those arising from the guaranteed benefit features offered for certain of our variable annuities. Net reserve and embedded derivative movements have been excluded from Adjusted Operating Earnings as the carrying values of these derivatives may vary significantly from period to period as the result of near-term market conditions and policyholder behavior-related inputs and therefore are not directly comparable or reflective of the underlying performance of our business. Movements in reserves attributable to the current period claims and benefit payments in excess of a customer's account value on these policies are also excluded from Adjusted Operating Earnings as these benefit payments are affected by near-term market conditions and policyholder behavior-related inputs and therefore may vary significantly from period to period;

   <u>DAC and Deferred Sales Inducements ("DSI") Impact</u>: amortization of deferred acquisition costs and DSI associated with the items excluded from Adjusted Operating Earnings;

   <u>Assumption Changes</u>: the impact on the valuation of Net Derivative and Reserve Movements, including amortization on DAC, arising from changes in underlying actuarial assumptions on an annual basis;

28

Non-GAAP Financial Measures

Adjusted Operating Earnings (Continued)

Adjusted Operating Earnings equals our net income adjusted to eliminate the impact of the items listed on the previous slide plus the following items:

2) **Net Realized Investment Gains and Losses including change in fair value of funds withheld embedded derivative:** realized investment gains and losses associated with the periodic sales or disposals of securities, excluding those held within our trading portfolio, as well as impairments of securities, after adjustment for the non-credit component of the impairment charges and change in fair value of funds withheld embedded derivative related to the Athene Reinsurance Transaction;

3) **Loss on Athene Reinsurance Transaction**: includes contractual ceding commission, cost of reinsurance write-off and DAC and DSI write-off related to the Athene Reinsurance Transaction;

4) **Net Investment Income on Funds Withheld Assets**: includes net investment income on funds withheld assets related to funds withheld reinsurance transactions;

5) **Other items**: one-time or other non-recurring items, such as costs relating to the Demerger and our separation from Prudential, the impact of discontinued operations and investments that are consolidated on our financial statements due to U.S. GAAP accounting requirements, such as our investments in collateralized loan obligations, but for which the consolidation effects are not aligned with our economic interest or exposure to those entities.

Operating income taxes are calculated using the prevailing corporate federal income tax rate of 21% while taking into account any items recognized differently in our financial statements and federal income tax returns, including the dividends received deduction and other tax credits. For interim reporting periods, the company uses an estimated annual effective tax rate ("ETR") in computing its tax provision including consideration of discrete items.

Adjusted Book Value

Adjusted Book Value excludes Accumulated Other Comprehensive Income (AOCI) attributable to Jackson Financial Inc ("JFI"). AOCI attributable to JFI excludes AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to investors in analyzing trends in our business.

Adjusted Return on Equity

We use Adjusted Operating ROE to manage our business and evaluate our financial performance. Adjusted Operating ROE excludes items that vary from period-to-period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as such items may distort the underlying performance of our business. We calculate Adjusted Operating ROE by dividing our Adjusted Operating Earnings by average Adjusted Book Value.

Adjusted Book Value and Adjusted Operating ROE should not be used as substitutes for total shareholders' equity and ROE as calculated using annualized net income and average equity in accordance with U.S. GAAP. However, we believe the adjustments to equity and earnings are useful to gaining an understanding of our overall results of operations.

Financial Leverage Ratio

We use the Financial Leverage Ratio to manage our financial flexibility and ensure that we maintain our financial strength ratings. Total financial leverage is the ratio of total debt to the Total Adjusted Capitalization (combined total debt and Adjusted Book Value).

Notable Items

Notable items reflect the impact on our results of certain items or events that may or may not have been anticipated and resulted in volatility in the company's earnings expectations. The presentation of notable items is intended to help investors better understand our results for the period and to evaluate and forecast those results.

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Adjusted Operating Earnings Reconciliation

$ millions, except effective tax rate	For the Three Months Ended					For the Twelve Months Ended	
	12/31/21	03/31/22	06/30/22	9/30/22	12/31/22	12/31/21	12/31/22
Adjusted Operating Earnings							
Net income (loss) attributable to Jackson Financial Inc.	585	2,025	2,903	1,479	(710)	3,183	5,697
Income tax (benefit) expense	87	330	717	559	(235)	602	1,371
Pretax income (loss) attributable to Jackson Financial Inc.	672	2,355	3,620	2,038	(945)	3,785	7,068
Non-Operating Adjustments (Income) Loss							
Guaranteed benefits and hedging results:							
Fees attributable to guarantee benefit reserves	(753)	(764)	(765)	(771)	(777)	(2,854)	(3,077)
Net movement in freestanding derivatives	1,708	1,476	(2,847)	253	3,862	5,674	2,744
Net reserve and embedded derivative movements	(532)	(1,839)	772	(714)	(1,110)	(2,753)	(2,891)
DAC and DSI impact	(18)	345	845	458	(434)	266	1,214
Assumption changes	(24)	-	-	-	(367)	(24)	(367)
Total guaranteed benefits and hedging results	381	(782)	(1,995)	(774)	1,174	309	(2,377)
Net realized investment (gains) losses including change in fair value of funds withheld embedded derivative	58	(898)	(1,082)	(549)	702	(161)	(1,827)
Net investment income on funds withheld assets	(303)	(260)	(364)	(313)	(317)	(1,188)	(1,254)
Other items	9	3	64	2	(47)	36	22
Total non-operating adjustments	145	(1,937)	(3,377)	(1,634)	1,512	(1,004)	(5,436)
Pretax adjusted operating earnings	817	418	243	404	567	2,781	1,632
Operating income taxes	110	64	18	31	76	383	189
Adjusted operating earnings	707	354	225	373	491	2,398	1,443
Effective tax rates on adjusted operating earnings	13.5%	15.3%	7.4%	7.7%	13.4%	13.8%	11.6%

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Select GAAP to Non-GAAP Reconciliation

$ millions, except per share and shares outstanding data	For the Three Months Ended					For the Twelve Months Ended	
	12/31/21	3/31/22	6/30/22	9/30/22	12/31/22	12/31/21	12/31/22
Net Income (Loss)	661	2,056	2,934	1,468	(718)	3,445	5,740
Income attributable to non-controlling interest	76	31	31	(11)	(8)	262	43
Net Income (Loss) Attributable to Jackson Financial Inc. [a]	585	2,025	2,903	1,479	(710)	3,183	5,697
Total Shareholders' Equity	10,394	9,574	9,563	8,974	8,423	10,394	8,423
Average Shareholders' Equity [b]	10,326	9,984	9,569	9,269	8,699	10,091	9,386
Total ROE [a]/[b]; Annualized	22.7%	81.1%	121.4%	63.8%	-32.6%	31.5%	60.7%
Adjusted Operating Earnings [c]	707	354	225	373	491	2,398	1,443
Adjusted Book Value:							
Total shareholders' equity	10,394	9,574	9,563	8,974	8,423	10,394	8,423
Exclude AOCI attributable to Jackson Financial Inc.	(1,457)	253	2,045	3,402	3,375	(1,457)	3,375
Adjusted Book Value	8,937	9,827	11,608	12,376	11,798	8,937	11,798
Average Adjusted Book Value [d]	8,816	9,382	10,718	11,992	12,087	8,380	10,909
Adjusted Operating ROE [c]/[d]; Annualized	32.1%	15.1%	8.4%	12.4%	16.2%	28.6%	13.2%
Per Share Data (Common Shareholders)							
Net income (loss) (basic)	6.32	23.45	33.77	17.38	(8.48)	33.86	66.62
Net income (loss) (diluted)[1]	6.19	22.51	32.56	16.83	(8.48)	33.69	64.23
Adjusted operating earnings per share (diluted)	7.48	3.94	2.52	4.24	5.66	25.38	16.27
Book value per common share (diluted)	114.78	107.50	109.27	103.58	97.97	114.78	97.97
Adjusted book value per common share (diluted)	98.69	110.34	132.63	142.84	137.22	98.69	137.22
Shares Outstanding							
Weighted average number of common shares (basic)	92,600,373	86,352,586	85,968,564	85,098,192	83,695,001	93,994,520	85,513,787
Weighted average number of common shares (diluted)[1]	94,468,978	89,959,862	89,168,775	87,895,919	83,695,001	94,465,511	88,690,700
End of period common shares (basic)	88,685,694	85,263,608	84,864,727	83,666,942	82,690,098	88,685,694	82,690,098
End of period common shares (diluted)	90,555,862	89,055,609	87,520,892	86,640,003	85,976,078	90,555,862	85,976,078

1) For the three months ended December 31, 2022, since we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted EPS calculation were 3,112,052 shares for the three months ended December 31, 2022.

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Glossary

Assets Under Management (AUM) – Investment assets that are managed by one of our subsidiaries and includes: (i) the assets in our investment portfolio managed by PPM, which excludes assets held in funds withheld accounts for reinsurance transactions, (ii) third-party assets managed by PPM, including those for Prudential and its affiliates or third parties, and (iii) the separate account assets of our Retail Annuities segment that Jackson National Asset Management LLC ("JNAM") manages and administers.

Athene Reinsurance Transaction – The funds withheld coinsurance agreement with Athene entered on June 18, 2020, effective June 1, 2020, to reinsure a 100% quota share of a block of our in-force fixed and fixed index annuity liabilities in exchange for approximately $1.2 billion in ceding commissions.

Deferred Acquisition Cost (DAC) - Represents the incremental costs related directly to the successful acquisition of new, and certain renewal, insurance policies and annuity contracts, which are deferred on the balance sheet as an asset.

Derivative Instruments - Jackson Financial Inc.'s (JFI) business model includes the acceptance, monitoring and mitigation of risk. Specifically, JFI considers, among other factors, exposures to interest rate and equity market movements, foreign exchange rates and other asset or liability prices. JFI uses derivative instruments to mitigate or reduce these risks in accordance with established policies and goals. JFI's derivative holdings, while effective in managing defined risks, are not structured to meet accounting requirements to be designated as hedging instruments. As a result, freestanding derivatives are carried at fair value with changes recorded in net gains or losses on derivatives and investments.

Earnings per Share - Basic earnings per share is calculated by dividing net income (loss) attributable to JFI shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net income (loss) attributable to JFI shareholders, by the weighted-average number of shares of common stock outstanding for the period, plus shares representing the dilutive effect of share-based awards.

Fixed Annuity (FA) - An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time.

Fixed Index Annuity (FIA) - An annuity with an ability to share in the upside from certain financial markets such as equity indices, and provides downside protection.

Guaranteed Minimum Death Benefit (GMDB) - An add-on benefit (enhanced benefits available for an additional cost) that guarantees an owner's beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying account value, upon the death of the owner.

Guaranteed Minimum Income Benefit (GMIB) - An add-on benefit (available for an additional cost) where an owner is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the payment stream resulting from current annuitization of the underlying account value.

Guaranteed Minimum Withdrawal Benefit (GMWB) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the owner could be greater than the underlying account value.

Guaranteed Minimum Withdrawal Benefit for Life (GMWB for Life) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw the guaranteed annual withdrawal amount each year, for the duration of the policyholder's life, regardless of account performance.

Net Amount at Risk (NAR) - The excess of the current benefit base value for the guarantee benefit over the current account value. The NAR of the GMWB without lifetime benefit is the undiscounted excess of the guaranteed withdrawal benefit over the account value. The NAR of the GMWB with lifetime benefit is the estimated value of additional life contingent benefits paid after the guaranteed withdrawal benefit is exhausted.

Net Flows - The net change in customer account balances during a period, including gross premiums, surrenders, withdrawals and benefits. Net flows exclude investment performance, interest credited to customer accounts and policy charges.

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Glossary

Registered Index-Linked Annuity (RILA) – A registered index-linked annuity, which offers market index-linked investment options, subject to a cap, and offers a variety of guarantees designed to modify or limit losses.

Return of Premium (ROP) Death Benefit - This death benefit pays the greater of the account value at the time of a claim following the owner's death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the Mortality and Expense fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Risk Based Capital (RBC) – Statutory minimum level of capital that is required by regulators for an insurer to support its operations.

Segment - Retail Annuities

JFI's Retail Annuities segment offers a variety of retirement income and savings products through its diverse suite of products, consisting primarily of variable annuities, fixed index annuities, fixed annuities, payout annuities and registered index-linked annuities ("RILA"). These products are distributed through various wirehouses, insurance brokers and independent broker-dealers, as well as through banks and financial institutions, primarily to high net worth investors and the mass and affluent markets.

The financial results of the variable annuity business within the Company's Retail Annuities segment are largely dependent on the performance of the contract holder account value, which impacts both the level of fees collected and the benefits paid to the contract holder. The financial results of the Company's fixed annuities, including the fixed option on its variable annuities, RILA and fixed index annuities, are largely dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited to contract holders.

Segment - Institutional Products

JFI's Institutional Products consist of traditional guaranteed investment contracts ("GICs"), funding agreements (including agreements issued in conjunction with JFI's participation in the U.S. Federal Home Loan Bank ("FHLB") program) and Medium Term Note funding agreements. JFI's GIC products are marketed to defined contribution pension and profit-sharing retirement plans. Funding agreements are marketed to institutional investors, including corporate cash accounts and securities lending funds, as well as money market funds, and are issued to the FHLB in connection with its program.

The financial results of JFI's Institutional Products business are primarily dependent on JFI's ability to earn a spread between earned investment rates on general account assets and the interest credited on GICs and funding agreements.

Segment - Closed Life and Annuity Blocks

JFI's Closed Life and Annuity Blocks segment is primarily composed of blocks of business that have been acquired since 2004. The segment includes various protection products, primarily whole life, universal life, variable universal life, and term life insurance products as well as fixed, fixed index, and payout annuities. The Closed Life and Annuity Blocks segment also includes a block of group payout annuities that we assumed from John Hancock Life Insurance Company (USA) ("John Hancock") and John Hancock Life Insurance Company of New York ("John Hancock NY") through reinsurance transactions in 2018 and 2019, respectively. The Company historically offered traditional and interest-sensitive life insurance products but discontinued new sales of life insurance products in 2012, as we believe opportunistically acquiring mature blocks of life insurance policies is a more efficient means of diversifying our in-force business than selling new life insurance products.

The profitability of JFI's Closed Life and Annuity Blocks segment is largely driven by its historical ability to appropriately price its products and purchase appropriately priced blocks of business, as realized through underwriting, expense and net gains (losses) on derivatives and investments, and the ability to earn an assumed rate of return on the assets supporting that business.

Variable Annuity (VA) - An annuity that offers tax-deferred investment into a range of asset classes and a variable return, which offers insurance features related to potential future income payments.

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